Exhibit 10.19

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made and entered into as of March 24, 2011, by and between BBK LAKE VIEW, LLC, a Delaware limited liability company (“Landlord”), and TABLEAU SOFTWARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to Michael R. Mastro, a married man as his separate estate) and Tenant are parties to that certain Office Lease Agreement, dated February 19, 2009, which lease has been previously amended by that certain First Amendment to Office Lease Agreement, dated as of April 3, 2009 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 31,751 rentable square feet (the “Premises”) described as Suite No. 400 of the building located at 837 North 34th Street, Seattle, Washington (the “Building”). The Building is located on the land described on Exhibit A attached hereto.

B.	Tenant has requested that additional space containing approximately 16,270 rentable square feet described as Suite No. 200 on the second floor(s) of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Effective Date.

1.1

Effective as of June 1, 2011 (the “Expansion Effective Date”), the Original Premises is increased from approximately 31,751 rentable square feet on the 4th floor of the Building to approximately 48,021 rentable square feet on the 2nd and 4th floors of the Building by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease, and as used herein. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Expiration Date unless sooner terminated in accordance with the terms of the Lease, as amended hereby. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowances, abatements or other financial concessions previously granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

1.2

The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Except as provided in this Section 1.2 and Section 9 below, any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the

Extended Expiration Date under the Lease shall not be similarly extended. Notwithstanding the foregoing, if the Delivery Date has not occurred on or before the Required Delivery Date (as such terms are defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (a) five (5) business days after the Required Delivery Date; and (b) the Delivery Date. In such event, this Amendment shall be deemed null and void and of no further force and effect, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Amendment. The “Delivery Date” means the date that Landlord delivers the Expansion Space to Tenant, and the “Required Delivery Date” shall mean August 1, 2011. Landlord and Tenant acknowledge and agree that: (i) the determination of the Delivery Date shall take into consideration the effect of any delays caused by Tenant; and (ii) the Required Delivery Date shall be postponed by the number of days the Delivery Date is delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord.

2.	Monthly Base Rent. In addition to Tenant’s obligation to pay Monthly Base Rent for the Original Premises, Tenant shall pay Landlord Monthly Base Rent for the Expansion Space as follows:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Base Rent
6/1/11 – 5/31/12	16,270	$21.00	$341,670.00	$28,472.50
6/1/12 – 5/31/13	16,270	$21.75	$353,872.56	$29,489.38
6/1/13 – 5/31/14	16,270	$22.50	$366,075.00	$30,506.25
6/1/14 – 5/31/15	16,270	$23.25	$378,277.56	$31,523.13
6/1/15 – 6/30/15	16,270	$24.00	$390,480.00	$32,540.00

All such Monthly Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. Notwithstanding anything in this Amendment to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Monthly Base Rent with respect to the Expansion Space, as originally described in this Lease, in the amount of $28,472.50 per month for the first four (4) full calendar months following the Expansion Effective Date (the “Rent Abatement Period”). The maximum total amount of Monthly Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $113,890.00 (the “Abated Base Rent”). In addition, so long as Tenant is not in default under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Tenant’s Pro Rata Share of Operating Expenses during the Rent Abatement Period (collectively with the Abated Base Rent, the “Abated Rent”). Only Monthly Base Rent and Tenant’s Pro Rata Share of Operating Expenses shall be abated during the Rent Abatement Period, as more particularly described herein, and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

3.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $32,540.00 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under Section 5 of the Original Lease as security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $79,377.50 to $111,917.50.

4.	Tenant’s Pro Rata Share. For the period commencing with the Expansion Effective Date and ending on the Extended Expiration Date, Tenant’s Pro Rata Share for the Expansion Space is 14.62% of the Building. Accordingly, following the Expansion Effective Date, Tenant’s Pro Rata Share for the Premises is increased from 30.29% of the Building to 43.14% of the Building.

5.	Additional Rent. For the period commencing with the Expansion Effective Date and ending on the Extended Expiration Date, except as otherwise abated pursuant to Section 2 of this Amendment, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Pro Rata Share of Operating Expenses applicable to the Expansion Space in accordance with the terms of the Lease. The cap on Controllable Operating Expenses described in Section 9(b) of the Original Lease shall also apply to Tenant’s Pro Rata Share of Operating Expenses applicable to the Expansion Space.

6.	Improvements to Expansion Space.

6.1

Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant hereby acknowledges that Landlord has fulfilled its obligations described in Exhibit G attached to the Original Lease. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Expansion Space shall be in good working order as of the Delivery Date. Except to the extent caused by the acts or omissions of Tenant or any officers, contractors, agents, employees or invitees of Tenant or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the Delivery Date and Tenant provides Landlord with notice of the same within thirty (30) days following the Delivery Date, Landlord shall be responsible for repairing or restoring the same at Landlord’s sole cost and expense. Tenant shall comply in the Expansion Space with all applicable laws, ordinances, orders, rules and regulations of any governmental entity (collectively, “Laws”) with reference to the operation of Tenant’s business and to the use, condition, configuration, or occupancy of the Expansion Space. Notwithstanding the foregoing, Landlord, not Tenant, shall be responsible for complying with any Laws to the extent that such compliance requires either (i) alterations, additions, improvements, replacements or repairs in, to or upon the Base Building, or (ii) structural alterations, repairs or changes, except in the case of either (i) or (ii) above, to the extent the need to make the same results from (a) Tenant’s particular manner of use of the Premises (i.e., as opposed to Tenant’s use of the Expansion Space for general office use) or (b) any alterations, additions, or improvements performed by or on behalf of Tenant in the Expansion Space that are not of the type commonly performed by or on behalf of tenants in first class office buildings. Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant shall have the right at its expense to contest by appropriate legal proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any Laws with which Tenant is obligated to comply by the preceding sentence and, so long as such proceeding is being conducted in good faith and with due diligence and deferral of compliance does not subject Landlord to any material adverse consequences, result in unsafe conditions, nor interfere in any material respect with Landlord’s ability to manage, maintain, or operate the Building in a customary manner. Tenant may defer compliance pending the outcome of such contest. Landlord shall, upon request by Tenant, reasonably cooperate with any such contest (at no material expense to Landlord, unless Tenant pays such expense) and shall promptly execute and deliver to Tenant any documents, information, consents or other materials, provided that (i) the information contained therein is accurate, (ii) executing such documents, information, consents or other materials does not increase Landlord’s obligations above what such obligations would otherwise be either at law, under this Lease or otherwise, and (iii) such documents, information, consents or other materials are required or reasonably desirable to prosecute such contest. As used herein, “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.

6.2	Responsibility for Improvements to Expansion Space. Except as provided in Section 6.1 above, any construction, alterations or improvements to the Expansion Space shall be performed by Tenant in accordance with the terms of Exhibit C attached hereto. In any and all events, the Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Expansion Space are incomplete on the Expansion Effective Date for any reason whatsoever. Except as provided in Section 1 of this Amendment, any delay in the completion of initial improvements to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

7.	Early Access to Expansion Space. Tenant shall be permitted to enter the Expansion Space upon the termination of the Prior Tenant Lease (e.g., to perform the Tenant Alterations and any other alterations or improvements). During such period, Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Monthly Base Rent or Tenant’s Pro Rata Share of Operating Expenses as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord’s prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Monthly Base Rent and Tenant’s Pro Rata Share of Operating Expenses as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

8.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

8.1	Deletions. The following sentence in Section 9(a)(1) of the Original Lease is hereby deleted in its entirety and is no further force and effect: “Notwithstanding anything in this Lease to the contrary, Operating Expenses for the first twelve (12) months of the Lease Term shall not exceed $8.50 per rentable square foot.”

8.2	Insurance. Tenant’s insurance required under Section 16 of the Original Lease (“Tenant’s Insurance”) shall include the Expansion Space. Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Section 16 of the Original Lease, evidencing that Tenant’s Insurance covers the Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

8.3	Parking. Effective as of the Expansion Effective Date, Tenant shall have the right to use an additional thirty-three (33) unreserved parking spaces in the Garage at Landlord’s prevailing rate for such spaces, which, as of the date of this Amendment, is $130.00 per month per parking space. Except as modified herein, the use of such unreserved parking spaces shall be subject to the terms of the Lease.

8.4	Option to Renew. The option to renew the term of the Lease for five (5) years beyond the Extended Expiration Date of June 30, 2015, as more fully set forth in Section 1.(f) of the Original Lease shall apply to the Premises (including the Expansion Space) leased by Tenant as of the date of Tenant’s exercise of such option to renew.

8.5	Alterations. The following is hereby added to Section 11(b) of the Original Lease:

“Landlord shall have the right of written consent, not to be unreasonably withheld, conditioned or delayed, for all plans and specifications for the proposed alterations or improvements (the “Alterations”) to the Premises, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable laws. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Section, nor constitute any warranty or representation that the same complies with all applicable laws, for which Tenant shall at all times be solely responsible. Tenant shall pay Landlord a construction supervision fee of five percent (5%) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that, subject to the terms below, Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. In any event, Tenant, not Landlord, shall, at its sole cost and expense, remove all cabling and wiring installed by or on behalf of Tenant at or servicing the Premises. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration (including, without limitation, the initial Tenant Alterations made to the Expansion Space) contains the following statement in large, bold and capped font “PURSUANT TO SECTION 11 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that with respect to Tenant’s obligation to remove the subject Alterations, Landlord shall not require the removal of the subject Alterations.”

9.	Contingency. This Amendment specifically is contingent upon the termination of that certain lease dated November 20, 2008 (the “Prior Tenant Lease”), by and between Landlord (as successor in interest to Michael R. Mastro, a married man as his separate estate), and Institute For Systems Biology, a Washington corporation (“Prior Tenant”) relating to the Expansion Space. Landlord currently is negotiating the terms of an agreement with Prior Tenant to terminate the Prior Tenant Lease (the “Prior Tenant Termination Agreement”). If Landlord fails to enter into the Prior Tenant Termination Agreement with Prior Tenant on or before the later of (i) March 31, 2011, or (ii) ten (10) days following the date this Amendment, executed by Tenant, together with all prepaid rental and security deposits required hereunder, is delivered to Landlord, then Landlord or Tenant may terminate this Amendment by providing written notice thereof to Tenant.

10.	Existing Furniture. Tenant is in the process of purchasing certain furniture currently located in the Expansion Space (the “Personal Property”) and owned by Prior Tenant. Landlord (i) shall not be liable for any loss of or damage to the Personal Property, (ii) disclaims any ownership of and responsibility for the Personal Property, and (iii) makes no representation as to its nature, suitability, quality or condition. Tenant acknowledges that it is relying solely on its own investigation of the Personal Property and not on any information provided by Landlord.

11.	Miscellaneous.

11.1	This Amendment, including Exhibit A (Legal Description), Exhibit B (Outline and Location of Expansion Space) and Exhibit C (Tenant Alterations) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

11.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

11.3	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

11.4	Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Washington Partners, Inc. in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties, harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker other than Pacific Real Estate Partners, Inc. in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

11.5	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

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11.6	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD: BBK LAKE VIEW, LLC, a Delaware limited liability company		TENANT: TABLEAU SOFTWARE, INC., a Delaware corporation

By:	/s/ Douglas Sturiale	By:	/s/ Thomas E. Walker, Jr.
Name:	Douglas Sturiale	Name:	Thomas E. Walker, Jr
Title:	Managing Director	Title:	CFO
Dated: 4/5/11		Dated: 25 March 2011

By:
Name:
Title:
Dated:

LANDLORD ACKNOWLEDGEMENT

STATE OF CALIFORNIA                     )

                                                          )

COUNTY OF San Francisco                     )ss:

On April 5, 2011, before me, Renee Adams, Notary Public, personally appeared Douglas Sturiale, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Renee Adams Notary Public

TENANT ACKNOWLEDGEMENT

STATE OF Washington)

                                        )         ss.

COUNTY OF King       )

I certify that I know or have satisfactory evidence that Thomas E. Walker, Jr. is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of TABLEAU SOFTWARE, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes stated therein.

Dated 25 March 2011.

/s/ Tiffany Ash
Name: Tiffany Ash
NOTARY PUBLIC, State of Washington
My appointment expires 1 November 2011

(Use this space for notarial stamp/seal)

EXHIBIT A – LEGAL DESCRIPTION

attached to and made a part of the Second Amendment to Office Lease Agreement dated as of March 24, 2011 between BBK LAKE VIEW, LLC, a Delaware limited liability company, as Landlord, and TABLEAU SOFTWARE, INC., a Delaware corporation, as Tenant

LEGAL DESCRIPTION:

THOSE PORTIONS OF BLOCK 84, DENNY AND HOYT’S SUPPLEMENTAL PLAT TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 3 OF PLATS, PAGE 3, IN KING COUNTY, WASHINGTON, AND OF THE BURLINGTON NORTHERN, INC., RIGHT OF-WAY FOR ITS FORMER SUMAS BRANCH IN SECTION 18, TOWNSHIP 25 NORTH, RANGE 4 EAST, W.M., IN KING COUNTY, WASHINGTON, AND OF LOT 1, BLOCK 98, LAKE UNION SHORELANDS, AS SHOWN ON THE OFFICIAL MAPS ON FILE IN THE OFFICE OF THE COMMISSIONER OF PUBLIC LANDS AT OLYMPIA, WASHINGTON, SAID PORTIONS BEING DESCRIBED AS A WHOLE AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE NORTHERLY PROLONGATION OF THE EAST LINE OF THE WEST 7.00 FEET OF SAID BLOCK 84 AND THE NORTHERLY MARGIN OF SAID BURLINGTON NORTHERN RIGHT-OF-WAY;

THENCE SOUTH 77°' 28' 32" EAST 194.84 FEET ALONG SAID NORTHERLY MARGIN TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 06° 16' 09" WEST 117.67 FEET;

THENCE SOUTH 77° 28' 32" EAST 69.78 FEET;

THENCE SOUTH 12° 31' 28" WEST 31.25 FEET;

THENCE SOUTH 77° 28' 32" EAST 70.75 FEET;

THENCE SOUTH 12° 31' 28" WEST 24.72 FEET;

THENCE SOUTH 77° 28' 32" EAST 50.92 FEET;

THENCE SOUTH 12° 31' 28" WEST 121.78 FEET;

THENCE SOUTH 77° 28' 32" EAST 50.86 FEET;

THENCE EAST 99.03 FEET TO THE WEST LINE OF THE EAST 50.71 FEET OF SAID LOT 1 AND THE WEST MARGIN OF AURORA AVENUE NORTH;

THENCE NORTH 00° 18' 53" EAST 197.69 FEET ALONG SAID WEST LINE AND MARGIN AND ITS NORTHERLY PROLONGATION TO THE SOUTHERLY MARGIN OF SAID BURLINGTON RIGHT-OF-WAY;

THENCE SOUTH 77° 29' 04" EAST 194.04 FEET ALONG SAID SOUTHERLY MARGIN TO THE NORTHERLY PROLONGATION OF THE EAST MARGIN OF SAID AURORA AVENUE NORTH;

THENCE NORTH 00° 18' 53" EAST 81.85 FEET ALONG SAID NORTHERLY PROLONGATION OF SAID EAST MARGIN TO SAID NORTHERLY MARGIN;

THENCE NORTH 77° 28' 32" WEST 486.72 FEET ALONG SAID NORTHERLY MARGIN TO THE TRUE POINT OF BEGINNING;

(ALSO KNOWN AS LOT C, CITY OF SEATTLE LOT BOUNDARY ADJUSTMENT, MASTER USE PERMIT APPLICATION NO. 9700157, RECORDED UNDER RECORDING NUMBER 9706050452).

A-1

EXHIBIT B—OUTLINE AND LOCATION OF EXPANSION SPACE

attached to and made a part of the Second Amendment to Office Lease Agreement dated as of March 24, 2011 between BBK LAKE VIEW, LLC, a Delaware limited liability company, as Landlord, and TABLEAU SOFTWARE, INC., a Delaware corporation, as Tenant

Exhibit B is intended only to show the general layout of the Expansion Space as of the beginning of the Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

B-1

EXHIBIT C – TENANT ALTERATIONS

attached to and made a part of the Second Amendment to Office Lease Agreement dated as of March 24, 2011 between BBK LAKE VIEW, LLC, a Delaware limited liability company, as Landlord, and TABLEAU SOFTWARE, INC., a Delaware corporation, as Tenant

1. Tenant, following the delivery of the Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit C is attached and all prepaid rental, the Security Deposit and insurance certificates required under the Amendment, shall have the right to perform alterations and improvements in the Premises (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 11(b) of the Lease, as amended, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Premises). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not maintain insurance as required pursuant to the terms of the Lease, (b) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, or (c) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $195,240.00 (representing an amount equal to $12.00 per rentable square foot of the Expansion Space) (the “Allowance”) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of the Expansion Space and, subject to compliance with all of the terms of this Exhibit with respect to the Tenant Alterations, for alterations to the Original Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Alterations and for hard costs in connection with the Tenant Alterations. The Allowance, less a ten percent (10%) retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Tenant Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Tenant Alterations; (e) plans and specifications for the Tenant Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and

Premises; (f) copies of all construction contracts for the Tenant Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant Alterations. Upon completion of the Tenant Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Tenant Alterations; and (v) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Tenant Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Tenant Alterations, less the ten percent (10%) retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit C by December 31, 2011, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Tenant Alterations in an amount equal to two and one-half percent (2.5%) of the total cost of the Tenant Alterations.

4. Except as set forth in the Amendment, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

5. This Exhibit C shall not be deemed applicable to any additional space (other than the Expansion Space) added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.